UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2005

Power3 Medical Products, Inc.

(Exact name of registrant as specified in its charter)

New York	0-24921	65-0565144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Research Forest Drive, Suite B2-3
The Woodlands, Texas  77381

(Address of principal executive offices and zip code)

(281) 466-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;
Transfer of Listing

On June 14, 2005, Power3 Medical Products, Inc. (the “Company” or “Power3”) received notice from the NASDAQ, Listing Qualifications Department, that the Company was not in compliance, and had not satisfied NASD Rule 6530 and 6540 respectively which require, in relevant part, that to be eligible for quotation on the OTC Bulletin Board (OTCBB), (a) the issuer of a security must be current with its reporting obligations to the Securities and Exchange Commission (SEC) pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934; (b) the required reports must be available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) or be made available to the NASD prior to the expiration of the grace period; and (c) the filings must be complete, i.e. that they must contain all required certifications and have been reviewed or audited, as applicable, by an accountant registered with the Public Company Accounting Oversight Board.   Accordingly, the Panel determined that the Company’s securities were not eligible for continued quotation on the OTCBB and that all quotations of the Company’s securities on the OTCBB would be deleted, effective with the open of business on Thursday, June 16, 2005.

On June 8, 2005, the Company received notice of a scheduled hearing by the Listing Qualifications Panel, Nasdaq Office of General Counsel, to be held on June 10, 2005.

On June 10, 2005, a hearing was conducted with the Listing Qualifications Panel of the NASDAQ, covering whether or not Power3 was in compliance with Rules 6530 and 6540 respectively.  At the time of the hearing, Power3 notified the panel that it was aware that it had not filed its Form 10-KSB for 2004, by the regular filing date of April 4, 2005 or by the expiration of the grace period on April 18, 2005 and the reasons for its failure to file on a timely basis.   In addition, the Company informed the Panel that it had filed 8-K’s on April 15, 18 and 27, 2005 which explained the circumstances for the delay in filing its Form 10-KSB and that the Company had timely filed its 10-QSB for the 1st Quarter, 2005. After review, the Panel notified the Company, by fax communication on June 14, 2005, of the Panel’s decision that, as of the open of business, June 16, 2005, the Company’s securities were no longer eligible for continued quotation on the OTCBB and that all quotations of the Company’s securities on the OTCBB would be deleted.

In essence, the delay in filing the Form 10-KSB for 2004 was caused solely by the failure of Power3 to obtain consent of the predecessor’s auditors to use the predecessor’s audited financial statements for prior periods in Power3’s Form 10-KSB for 2004.   The transaction which necessitated the use of the predecessor audit report in Power3’s Form 10-KSB was a purchase of all the assets and certain liabilities of Advanced BioChem which occurred on May 18, 2004.  This transaction had previously been characterized as a recapitalization of Power3, as in a reverse acquisition, thus requiring the use of Advanced BioChem’s prior period audited financial statements as a predecessor company.  The predecessor’s auditors had previously given their consent to use the predecessor’s financials on two occasions, but immediately prior to us filing our Form 10-K, they declined to consent to the use of their audited financial statements without giving reasons for refusing to give their consent, other than uncertainty with respect to the accounting treatment for the above described transaction.  This notification of their refusal to give their consent occurred only 1 day before the required filing date for Power3’s Form 10-KSB and caused Power3 to not file its Form 10-KSB on time.

Power3 is now reviewing its previous accounting treatment of the transaction referenced above in which it acquired all the assets and certain liabilities of Advanced BioChem.  The Company has concluded that a more appropriate accounting treatment of the transaction would be to account for the transaction as purchase accounting, rather than as a recapitalization of Power3.  The Company is in consultation with its auditors, and is proceeding as rapidly as possible to determine the appropriate accounting treatment for the May 18, 2004 asset acquisition or for the year 2004 and finalize any outstanding issues regarding its accounting treatment of the May 18, 2004 transaction.

Upon filing its Form 10-KSB for 2004, the Company will immediately make application, on Form 211 of the NASDAQ rules, for reinstatement of quotation of its securities on the OTCBB.

The Company’s securities are currently being traded on the “Pink Sheets” under the symbol, PWRM.PK.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power3 Medical Products, Inc.

	By:	/s/ Steven B.Rash
President & Chief Executive Officer

Date: June 20, 2005